EXHIBIT 10.2

MODIFICATION AGREEMENT #5 TO

 PROMISSORY NOTE

This MODIFICATION AGREEMENT is made as of June 30, 2022 between Infinite Group, Inc., a Delaware corporation with offices at 175 Sully’s Trail Suite 202, Pittsford, NY 14534 (“Borrower”) and Donald W. Reeve, an individual residing at 7 Cross Meadow Lane, Pittsford, NY 14534 (“Lender”).

WHEREAS, the Borrower has issued to Lender a note in the principal amount of $100,000 dated May 25, 2021, which note has a principal balance of $100,000 and accrued interest of $6,591.78 at 6/30/2022 (the “Reeve Note”) ; and

WHEREAS, the parties desire to modify the terms and conditions of the Reeve Note as follows:

NOW, THEREFORE, the parties agree as follows:

1) The Note is modified to provide that the time at which the entire principal balance and accrued and unpaid interest shall be due and payable is September 1, 2022.

2) Except as modified by this Agreement, all of the terms, covenants and conditions of the Notes shall remain the same.

In witness whereof, Borrower and Lender have executed this Agreement under the day and year first written above.

INFINITE GROUP, INC.

/s/ James A. Villa
By: James A. Villa, CEO
Date: 6/30/2022

Donald W. Reeve

/s/ Donald W. Reeve
By: Donald W. Reeve
Date: 6/30/2022